                                                                    Exhibit 31.1


                                  CERTIFICATION

I, Paul M. Montrone, certify that:

1. I have reviewed this amended Annual Report on Form 10-K/A of Fisher Scientific International Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Date: May 13, 2004                     By: /s/ Paul M. Montrone
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                                          Paul M. Montrone
                                          Chief Executive Officer
                                          Fisher Scientific International Inc.